Exhibit 99.1




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                                                                    EXHIBIT 99.1

Company Press Release

Matrix Capital Corporation Announces
Name Change to Matrix Bancorp, Inc.

DENVER, December 30 / PRNewswire/ -- Matrix Capital Corporation (Nasdaq: MTXC - news) today announced that it has changed its name to Matrix Bancorp, Inc. (the "Company").

The common stock of the Company will continue to trade on The Nasdaq National Market under the symbol "MTXC". The Company's website (http://www.matrixcap.com) will have a new address at www.matrixbancorp.com, which is scheduled to be operational by Friday, January 8, 1999. In the meantime, access to the Company's website will be available at www.matrixcap.com.

The Company is a unitary thrift holding company headquartered in Denver, Colorado. Its operations are conducted primarily in Colorado, Arizona, Texas and New Mexico.

Certain information contained in this press release constitutes "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" contained in the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 1998, constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.